                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - January 29, 2002

                            KENDLE INTERNATIONAL INC.

               (Exact name of registrant as specified in charter)


          OHIO                        000-23019                 31-1274091
(STATE OF OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)           IDENTIFICATION NO.)


                441 VINE STREET, SUITE 1200, CINCINNATI, OH 45202
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 381-5500

              (Registrant's telephone number, including area code)


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS.

Audited financial statements of Clinical and Pharmacologic Research, Inc. for the nine months ended September 30, 2001 and the year ended December 31, 2000. See Contents on Page F-2.

(b)      PRO FORMA FINANCIAL INFORMATION.

Pro forma financial information of Kendle International Inc. See "Index to Unaudited Pro Forma Condensed Consolidated Financial Statements" on Page F-17.

(c)      EXHIBITS.

         2(a) ASSET PURCHASE AGREEMENT made and entered into on January 29, 2002 among KENDLE INTERNATIONAL INC., CLINICAL AND PHARMACOLOGIC RESEARCH, INC., THOMAS S. CLARK, M.D., CHARLES T. CLARK, and E. STUART CLARK. (previously filed)

         2(b) CONVERTIBLE SUBORDINATED NOTE, dated January 29, 2002 issued by KENDLE INTERNATIONAL INC. to CLINICAL AND PHARMACOLOGIC RESEARCH, INC. (previously filed)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Kendle International Inc.


Date:  March 29, 2002                         By: /s/ Timothy M. Mooney
                                                 -----------------------------
                                                 Timothy M. Mooney,
                                                 Executive Vice President -
                                                 Chief Financial Officer

CLINICAL AND PHARMACOLOGIC
RESEARCH, INC.

REPORT ON AUDITS OF FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
AND THE YEAR ENDED DECEMBER 31, 2000

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                                                            Page(s)
Report of Independent Accountants                                                                              1


Financial Statements

     Balance Sheets as of September 30, 2001 and December 31, 2000                                             2

     Statements of Operations and Comprehensive Income for the nine
      months ended September 30, 2001 and the year ended December 31, 2000                                     3

     Statements of Changes in Shareholder Equity for the nine months ended
      September 30, 2001 and the year ended December 31, 2000                                                  4

     Statements of Cash Flows for the nine months ended
      September 30, 2001 and the year ended December 31, 2000                                                  5

     Notes to Financial Statements                                                                          6-14

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
 and Shareholder of Clinical
 and Pharmacologic Research, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive income, of changes in shareholder equity and of cash flows present fairly, in all material respects, the financial position of Clinical and Pharmacologic Research, Inc. at September 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the nine months ended September 30, 2001 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio
January 29, 2002

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
BALANCE SHEETS AS OF SEPTEMBER 30, 2001
AND DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                       2001         2000
                                                                    ----------   ----------
      ASSETS
      Cash and cash equivalents                                       $273,179     $424,184
      Accounts receivable                                              241,619      512,850
      Project work-in-progress                                         346,843      767,521
      Prepaid expenses and other current assets                         29,936       23,407
      Notes receivable                                                  28,720       55,355
      Investment in SMT LLC                                             62,500       62,500
                                                                    ----------   ----------
         Total current assets                                          982,797    1,845,817

      Property and equipment, net                                      242,144      295,376
                                                                    ----------   ----------
         Total assets                                               $1,224,941   $2,141,193
                                                                    ==========   ==========
      LIABILITIES
      Accounts payable                                                 $18,955      $32,342
      Accrued payroll                                                   53,254        9,200
      Accrued 401(k) contributions                                      13,543       71,779
      Accrued expenses and other current liabilities                   152,885      128,633
      Unearned revenue                                                 897,518    1,739,594
      Current portion of capital lease obligation                       19,312       17,923
                                                                    ----------   ----------
         Total current liabilities                                   1,155,467    1,999,471

      Long-term liabilities - capital lease obligation                  59,777       74,439
                                                                    ----------   ----------
         Total liabilities                                           1,215,244    2,073,910
                                                                    ----------   ----------
      Commitments and contingencies

      SHAREHOLDER EQUITY
      Common Stock, $.05 stated value, 100,000 shares authorized,
       20,000 shares issued and outstanding                              1,000        1,000
      Additional paid-in-capital                                         8,697       66,283
      Retained earnings                                                   --           --
                                                                    ----------   ----------
         Total shareholder equity                                        9,697       67,283
                                                                    ----------   ----------
         Total liabilities and shareholder equity                   $1,224,941   $2,141,193
                                                                    ==========   ==========

   The accompanying notes are an integral part of these financial statements.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND THE YEAR ENDED DECEMBER 31, 2000

                                                 NINE MONTHS         YEAR
                                                    ENDED            ENDED
                                                 SEPTEMBER 30,    DECEMBER 31,
                                                     2001            2000
                                                 ------------     ------------
      Net revenue                                 $5,319,938      $6,734,505

      Cost of revenue                              2,790,668       3,406,961
                                                  ----------      ----------
           Gross profit                            2,529,270       3,327,544

      General and administrative expenses            703,645       2,033,392
                                                  ----------      ----------
      Income from operations                       1,825,625       1,294,152

      Interest income                                 10,789          42,786
                                                  ----------      ----------
      Net income and other comprehensive income   $1,836,414      $1,336,938
                                                  ==========      ==========

   The accompanying notes are an integral part of these financial statements.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
STATEMENTS OF CHANGES IN SHAREHOLDER EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND THE YEAR ENDED DECEMBER 31, 2000

                                                COMMON STOCK
                                            --------------------
                                                         STATED     ADDITIONAL     RETAINED
                                            SHARES        VALUE   PAID-IN-CAPITAL   EARNINGS        TOTAL
                                            ------        -----   ---------------   --------        -----
      Balance at January 1, 2000            20,000   $     1,000   $   150,000    $   427,313    $   578,313
        Stock option grants                   --            --         755,206           --          755,206
        Net income                            --            --            --        1,336,938      1,336,938
        Distributions to shareholder          --            --        (838,923)    (1,764,251)    (2,603,174)
                                            ------   -----------   -----------     ----------    -----------
      Balance at December 31, 2000          20,000         1,000        66,283           --           67,283
                                            ------   -----------   -----------     ----------    -----------
        Net income                            --            --            --        1,836,414      1,836,414
        Distributions to shareholder          --            --         (57,586)    (1,836,414)    (1,894,000)
                                            ------   -----------   -----------     ----------    -----------
      Balance at September 30, 2001         20,000   $     1,000   $     8,697     $     --      $     9,697
                                            ======   ===========   ===========     ==========    ===========


   The accompanying notes are an integral part of these financial statements.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2001 AND THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                      SEPTEMBER 30,   DECEMBER 31,
                                                                          2001           2000
                                                                      -------------   ------------

Cash flows from operating activities:

Net income                                                            $ 1,836,414    $ 1,336,938
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation and amortization                                            69,640         95,593
  Net loss from disposition of property and equipment                         322           --
  Non-cash stock compensation                                                --          755,206
  Changes in assets and liabilities:
   Decrease (increase) in accounts receivable                             271,231       (339,856)
   Decrease (increase) in project work-in-progress                        420,678       (183,830)
   (Increase) decrease in prepaid expenses and other current assets        (6,529)        51,078
   Decrease in accounts payable                                           (13,387)        (6,712)
   Increase in accrued payroll                                             44,054          2,248
   Decrease in accrued 401(k) contributions                               (58,236)        (4,159)
   Increase in accrued expenses and other current liabilities              24,252        110,171
   (Decrease) increase in unearned revenue                               (842,076)       471,093
                                                                      -----------    -----------
       Net cash provided by operating activities                        1,746,363      2,287,770
                                                                      -----------    -----------
Cash flows from investing activities:

  Purchase of property and equipment                                      (16,730)       (66,490)
  Issuance of notes receivable                                               --          (32,923)
  Repayments on notes receivable                                           26,635           --
                                                                      -----------    -----------
       Net cash provided by (used in) investing activities                  9,905        (99,413)
                                                                      -----------    -----------
Cash flows from financing activities:
  Distributions to shareholder                                         (1,894,000)    (2,603,174)
  Payments on capital lease obligations                                   (13,273)       (10,994)
                                                                      -----------    -----------
       Net cash used in financing activities                           (1,907,273)    (2,614,168)
                                                                      -----------    -----------
Net decrease in cash and cash equivalents                                (151,005)      (425,811)
Cash and cash equivalents, beginning of period                            424,184        849,995
                                                                      -----------    -----------
Cash and cash equivalents, end of period                              $   273,179    $   424,184
                                                                      ===========    ===========
Supplemental disclosure of cash flow information:
Acquisition of equipment under capital lease                                 --      $  (103,356)





   The accompanying notes are an integral part of these financial statements.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



1.       NATURE OF BUSINESS

         Clinical and Pharmacologic Research, Inc. (the "Company") is a contract research organization (CRO) that conducts bioequivalence and clinical studies for the generic drug industry. The Company is the preferred provider of all clinical research services for Mylan Laboratories, Inc.("Mylan"), a leading pharmaceutical company. Mylan is widely considered to have the broadest pipeline of all generic manufacturers, having 22 Abbreviated New Drug Applications ("ANDAs") currently under FDA review. The relationship between the two companies is governed by an agreement expiring in 2009 which affords the Company a right of first refusal for all clinical trial and study work performed by Mylan.

2.       SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At September 30, 2001 and December 31, 2000, cash equivalents were comprised of money market funds totaling $7,328 and $247,516, respectively.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for maintenance, repairs, renewals and betterments that do not significantly prolong the useful lives of the assets are charged to expense as incurred. Depreciation is computed using an accelerated method for all classes of property and equipment. Asset useful lives have been estimated as seven years, five years, and ten years for furniture and fixtures, computer equipment and leasehold improvements, respectively. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



         REVENUE RECOGNITION

         The Company recognizes revenue when all services have been rendered under a contract. The Company bills its customer throughout the duration of the contract and records progress billings as unearned revenue. Costs associated with contract completion are capitalized and recorded as project work-in-progress on the balance sheet until project completion. Upon project completion, unearned revenue and project work-in-progress are recorded as earned and incurred, respectively.

         ADVERTISING COSTS

         The Company expenses advertising costs as incurred. Advertising expense approximated $45,000 and $142,000 for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

         INCOME TAXES

         The Company has elected to be treated as an S-Corporation under the Internal Revenue Code. Accordingly, taxable income is reportable on the individual income tax returns of the shareholder.

         RELATED PARTY

         The sole shareholder of Clinical and Pharmacologic Research, Inc. is an Officer and the Vice President Medical Director of Mylan Laboratories.

         CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMER

         The Company derives substantially all of its revenue and income from Mylan Laboratories, Inc., a related party and a leading generic pharmaceutical manufacturer headquartered in Morgantown, West Virginia.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




         At September 30, 2001 and December 31, 2000 and for the nine months and year then ended, respectively, the Company had credit concentrations as follows:

                                           SEPTEMBER 30,            DECEMBER 31,
                                               2001                    2000
                                           -------------            ------------
         Accounts Receivable:
          Mylan Laboratories, Inc.              93%                    100%

                                            NINE MONTHS                YEAR
                                              ENDED                    ENDED
                                         SEPTEMBER 30, 2001       DECEMBER 31, 2000
                                         ------------------       -----------------
         Revenue:
          Mylan Laboratories, Inc.            100%                      (92%)

         As depicted above, the company is currently dependent on Mylan for the continued generation of revenue and income.

         COMPREHENSIVE INCOME

         Comprehensive income is comprised of two components, net income and other comprehensive income. There was no other comprehensive income during the nine months ended September 30, 2001 or the year ended December 31, 2000.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to the short-term nature of these financial instruments.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods, and amounts reported in the accompanying notes. Actual results could differ from those estimates.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, establishes accounting and reporting standards for derivative instruments and hedging activities and requires recognition of all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000 and its adoption on January 1, 2001 did not have an effect on the Company's results of operations or its financial position because the Company does not currently hold any derivative instruments.

         In July 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141, which supercedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations" and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises", requires that all business combinations entered into after the effective date of July 1, 2001 to be accounted for by the purchase method, defines criteria for recognition of intangible assets apart from goodwill, and further defines disclosure requirements for business combinations. The Company does not expect this standard to have a significant impact on its financial position, results of operations and cash flows.

         SFAS 142, which replaces APB Opinion No. 17, "Intangible Assets", defines new accounting treatment for goodwill and other intangible assets. This standard eliminates the amortization of goodwill and other intangible assets that have indefinite lives, establishes a requirement that goodwill and intangible assets with indefinite lives be tested annually for impairment, provides specific guidance on the process for this testing at the reporting unit level and requires disclosures of information about goodwill and other intangible assets in the years subsequent to their acquisition that was not previously required. SFAS 142 is effective for fiscal years beginning after December 15, 2001, except that goodwill and intangible assets acquired after June 30, 2001 will be immediately subject to the new provisions. The Company does not expect this standard to have a significant impact on its financial position, results of operations and cash flows.

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" ("SFAS 121") and amends APB Opinion No. 30, "Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business" ("APB 30").

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



         This statement develops one accounting model (based on the model in SFAS 121) for long-lived assets that are disposed of by sale, as well as addresses the principal implementation issues. It eliminates APB 30's requirement that discontinued operations be measured at net realizable value or that entities include under "discontinued operations" in the financial statements amounts for operating losses that have not yet occurred. Additionally SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect this standard to have a significant impact on its financial position, results of operations and cash flows.

3.       PROPERTY AND EQUIPMENT

         Property and equipment consist of:

                                                                                    BALANCE AT              BALANCE AT
                                                                USEFUL LIFE       SEPTEMBER 30,           DECEMBER 31,
                                                                 (YEARS)              2001                    2000
                                                                -----------       -------------           ------------
         Computer equipment                                         5             $  277,350                $272,335
         Furniture and fixtures                                     7                521,451                 509,736
         Leasehold improvements                                    10                 57,841                  57,841
                                                                                  ----------                --------
                                                                                     856,642                 839,912

         Less - accumulated depreciation and amortization                            614,498                 544,536
                                                                                  ----------                --------

                                                                                  $  242,144                $295,376
                                                                                  ==========                ========

4.       COMMON STOCK

         Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. In September of 2000, the Company declared a 1,000-to-1 stock split, which has been retroactively applied to the financial statements.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




5.       INVESTMENT IN SMT LLC

         In August of 1999, the Company entered into an operating agreement with two individuals to create a corporation titled SMT LLC (the "Corporation"). The Company has a one-third investment interest in the corporation. The Corporation's sole asset is a motor vehicle purchased in April of 1999.

6.       401(k) SAVINGS PLAN

         The Company maintains a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company matching contributions are fifty percent of participant contributions up to a maximum of four percent of an employee's salary.

         For the nine months ended September 30, 2001 and the year ended December 31, 2000, the Company recorded contributions to the plan totaling approximately $14,000 and $19,000, respectively.

         In conjunction with the savings plan, the Company may elect to make a profit-sharing contribution. Any such election is made at the Company's sole discretion. The Company contributed $0 and $53,201 during the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



7.       LEASE COMMITMENTS

         The Company leases its current facility and five vehicles under agreements that are classified as operating leases. The operating leases have initial terms that range from three to ten years. The Company also leases a copier and printers under one agreement with a five-year term. The Company classifies this lease as a capital lease. Amortization of the capital lease for both periods is included with depreciation expense. Future minimum payments, by year and in the aggregate, under capital and operating leases with remaining terms of one year or more, are as follows at September 30, 2001:

                                                                      Capital           Operating
                                                                      Lease              Leases
                                                                      -----              ------
         2001                                                       $  6,588             $80,067
         2002                                                         26,352             315,353
         2003                                                         26,352             297,907
         2004                                                         26,352             289,716
         2005                                                          8,785             289,716
         Thereafter                                                        -             112,209
                                                                    --------          ----------

         Total minimum lease payments                               $ 94,429          $1,384,968
                                                                                      ----------
         Amount representing interest                                (15,340)
                                                                    --------
         Present value of minimum lease payments                      79,089
         Current portion                                             (19,312)
                                                                    --------
         Obligation under capital lease, less current portion       $ 59,777
                                                                    --------

         Rent expense for the nine months ended September 30, 2001 and the year ended December 31, 2000 totaled $206,855 and $274,068, respectively.

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



8.       STOCK-BASED COMPENSATION PLAN

         During 2000, the Company created the 2000 Stock Incentive Plan (the "Plan") to encourage increased effort to make the Company more successful and to provide an additional inducement for eligible individuals to remain with the Company by awarding such individuals an opportunity to acquire shares of the Company's Common Stock. Under the Plan, individuals meeting certain eligibility requirements are granted options to purchase Common Stock at the sole discretion of the Board of Directors. In September of 2000, the Board of Directors authorized 15,000 shares for issuance under the Plan. The options immediately vest and are exercisable at any time following the grant date. The options remain exercisable for a period of ten years from the date of the grant. During 2000, the Company granted 3,529 stock options at an exercise price of $336. The Company recognized approximately $755,000 in compensation expense during 2000 based on the intrinsic value of the options in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." The number of granted, exercised, cancelled, and outstanding options for the periods ended September 30, 2001, and December 31, 2000, are as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                         SHARES          EXERCISE PRICE
                                                         ------          --------------
         Options outstanding at January 1, 2000                  -               $  -
         Granted                                             3,529                336
         Cancelled                                               -                  -
         Exercised                                               -
                                                             -----               ----
         Options outstanding at December 31, 2000            3,529                336
         Granted                                                 -                  -
         Cancelled                                               -                  -
         Exercised                                               -                  -
                                                             -----               ----
         Options outstanding at September 30, 2001           3,529               $336
                                                             =====               ====

         The weighted average remaining contractual life on the outstanding options is 9.08 years at September 30, 2001.

         The fair value of each option granted in 2000 was estimated on the date of grant as $360 using the minimum value option pricing model as the Company has no history of stock price volatility, using the following assumptions:

         Expected dividend yield                    0%
         Risk-free interest rate                  5.7%
         Expected term                        10 years

CLINICAL AND PHARMACOLOGIC RESEARCH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



         Had the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," for expense recognition purposes, the amount of compensation expense that would have been recognized in 2000 would be approximately $1,270,000. The Company's proforma net income would have been reduced to the amounts below:


                                     NINE MONTHS           YEAR ENDED
                                       ENDED               DECEMBER 31,
                                  SEPTEMBER 30, 2001          2000
                                  ------------------          ----
         Net income as reported       $1,836,414           $1,336,938
         Proforma net income           1,836,414              821,704



9.       COMMITMENTS

         In August 2000, the Company entered into a commercial line of credit agreement (the "Agreement") for $300,000. The Agreement bears interest at the New York Prime Rate plus 0.5%. The Agreement states that interest payments are due monthly and principal is due upon creditor's demand. The Agreement does not mature until December of 2003. There are no amounts drawn on the line of credit at either September 30, 2001 or December 31, 2000.

10.      CONTINGENCIES

         The Company is from time to time subject to legal proceedings and claims that arise in the normal course of business. All such matters are subject to uncertainties that are not predictable with assurance. Management is currently not aware of any such matters that are outstanding.

11.      SUBSEQUENT EVENTS

         In December 2001, the Company entered into a purchase agreement with Dr. Thomas Clark, the sole shareholder of the Company. The agreement stated that Dr. Clark purchase the Investment in SMT LLC in exchange for $62,500 in cash, the net book value of the asset. The purchase agreement also stated that two of the three notes receivable outstanding at September 30, 2001 be purchased in exchange for $18,401 in cash, the net book value of the assets.

         On January 29, 2002, the assets and certain liabilities of the Company were purchased by Kendle International Inc., a publicly traded company based in Cincinnati, Ohio.

                             KENDLE INTERNATIONAL INC.

     INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                            ----

Financial Statements
             Unaudited Pro Forma Condensed Consolidated Balance Sheet -                     F-18
       as of September 30, 2001

             Unaudited Pro Forma Condensed Consolidated Statement
       of Operations -  For the Nine Months Ended September 30, 2001 and the
       Year Ended December 31, 2000                                                         F-19

             Notes to Unaudited Pro Forma Condensed Consolidated Financial                  F-21
       Statements

                            KENDLE INTERNATIONAL INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                                                            Pro Forma
                                                                                            Adjustments
                                                                   Actual                   to Reflect      Consolidated
                                                                   Kendle     Actual CPR    Acquisition       Pro Forma
                                                                   ------     ----------    -----------       ---------
      ASSETS
      Current assets:
           Cash and cash equivalents                              $   5,726    $     273   $  (8,000)1         $   4,699
                                                                                               6,700 1
           Available for sale securities                             18,607         --          --                18,607
           Accounts receivable                                       49,608          589        --                50,197
           Project work-in-progress                                    --           --           587 2               587
           Unreimbursed investigator and project costs                5,797         --          --                 5,797
           Other current assets                                       5,237          121        --                 5,358
                                                                  ---------    ---------   ---------           ---------
                     Total current assets                            84,975          983        (713)             85,245
                                                                  ---------    ---------   ---------           ---------
      Property and equipment, net                                    15,842          242        --                16,084
      Goodwill, net                                                  84,092         --         2,068 1            86,160
      Other assets                                                   11,116         --        16,200 1            27,316
                                                                  ---------    ---------   ---------           ---------
                     Total assets                                 $ 196,025    $   1,225   $  17,555           $ 214,805
                                                                  =========    =========   =========           =========
      LIABILITIES AND SHAREHOLDERS' EQUITY
      Current liabilities:

           Current portion of obligations under capital leases    $     555    $      19   $    --             $     574
           Amounts outstanding under credit facilities               16,079         --         6,700 1            22,779
           Trade payables                                             4,759           19        --                 4,778
           Advances against investigator and project costs            2,490         --          --                 2,490
           Advance billings                                          13,679          898         773 2            15,350
           Other accrued liabilities                                 11,286          219        --                11,505
                                                                  ---------    ---------   ---------           ---------
               Total current liabilities                             48,848        1,155       7,473              57,476
                                                                  ---------    ---------   ---------           ---------
      Obligations under capital leases, less current portion            909           60                             969
      Note payable                                                     --           --         6,000 1             6,000
      Other noncurrent liabilities                                    5,870         --          --                 5,870
                                                                  ---------    ---------   ---------           ---------
               Total liabilities                                     55,627        1,215      13,473              70,315
                                                                  ---------    ---------   ---------           ---------
      Shareholders' equity:
           Common stock                                                  75            1          (1)1                75
           Additional paid in capital                               128,686            9       4,083 1           132,778
           Retained earnings                                         15,429         --          --                15,429
           Accumulated other comprehensive income:
               Net unrealized holding gains on available
                 for sale securities                                     42         --          --                    42
               Foreign currency translation adjustment               (3,484)        --          --                (3,484)
                                                                  ---------    ---------   ---------           ---------
                     Total accumulated other comprehensive loss      (3,442)        --          --                (3,442)
           Less: Cost of common stock held in treasury                 (350)        --          --                  (350)
                                                                  ---------    ---------   ---------           ---------
               Total shareholders' equity                           140,398           10       4,082             144,490
                                                                  ---------    ---------   ---------           ---------
                     Total liabilities and shareholders' equity   $ 196,025    $   1,225   $  17,555           $ 214,805
                                                                  =========   ==========   =========           =========

                            KENDLE INTERNATIONAL INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                                Pro Forma
                                                                                Adjustments
                                                     Actual                     to Reflect        Consolidated
                                                     Kendle    Actual CPR       Acquisition       Pro Forma
                                                     ------    ----------       -----------       ---------
Net revenues                                        $110,353     $ 5,320           $     -        $ 115,673
                                                    ---------    --------          --------       ----------
Costs and expenses:
  Direct costs                                        67,284       2,791                 -           70,075
  Selling, general and administrative expenses        32,008         646                 -           32,654
  Depreciation and amortization                        7,335          57                 -            7,392
                                                    ---------    --------          --------       ----------
  Total costs and expenses                           106,627       3,494                 -          110,121
                                                    ---------    --------          --------       ----------

Income from operations                                 3,726       1,826                 -            5,552

Other income                                             357          10              (171)    1        196
                                                    ---------    --------          --------       ----------

Income before income taxes                             4,083       1,836              (171)           5,748

Income taxes                                           1,770           -               666     1      2,436
                                                    ---------    --------          --------       ----------

Net income                                           $ 2,313     $ 1,836           $  (837)       $   3,312
                                                    =========    ========          ========       ==========
Income per share data:
Basic:
      Income before income taxes per share           $  0.19                                      $    0.26
      Weighted average shares outstanding             12,210                           314     2     12,524
Diluted:
      Income before income taxes per share           $  0.18                                      $    0.25
      Weighted average shares outstanding             12,803                           628     2     13,431

                            KENDLE INTERNATIONAL INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                                                  Pro Forma
                                                                                                  Adjustments
                                                                   Actual                         to Reflect        Consolidated
                                                                   Kendle          Actual CPR     Acquisition         Pro Forma
                                                                   ------          ----------     -----------         ---------
Net revenues                                                     $ 120,487          $ 6,735        $       -         $ 127,222
                                                                 ----------         --------       ----------        ----------
Costs and expenses:
  Direct costs                                                      74,077            3,407                -            77,484
  Selling, general and administrative expenses                      39,249            1,948                -            41,197
  Depreciation and amortization                                      7,930               85                -             8,015
  Employee severance and other costs                                 2,980                -                -             2,980
                                                                 ----------         --------       ----------        ----------
  Total costs and expenses                                         124,236            5,440                -           129,676
                                                                 ----------         --------       ----------        ----------
Income (loss) from operations                                       (3,749)           1,295                -            (2,454)

Other income (loss)                                                     53               42             (228)   1         (133)
                                                                 ----------         --------       ----------        ----------

Income (loss) before income taxes                                   (3,696)           1,337             (228)           (2,587)

Income taxes                                                        (1,566)               -              444    1       (1,122)
                                                                 ----------         --------       ----------        ----------

Net income (loss)                                                 $ (2,130)         $ 1,337        $    (672)       $   (1,465)
                                                                 ==========         ========       ==========        ==========
Income (loss) per share data:
Basic:
      Income (loss) before income taxes per share                 $  (0.18)                                          $   (0.12)
      Weighted average shares outstanding                           11,708                               314    2       12,022
Diluted:
      Income (loss) before income taxes per share                 $  (0.18)                                          $   (0.12)
      Weighted average shares outstanding                           11,708                               314    2       12,022

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Kendle International Inc. ("the Company") acquired substantially all of the assets of Clinical and Pharmacologic Research, Inc. ("CPR") on January 29, 2002. The acquisition has been accounted for using the purchase method of accounting. The Company has not yet quantified the purchase price allocations and, therefore, the amounts allocated to the tangible and identifiable intangible assets acquired and liabilities assumed have been estimated for purposes of these pro forma financial statements.

The total purchase price of approximately $18.1 million consisted of $8 million in cash, 314,243 shares of the Registrant's Common Stock with a fair value of approximately $4.1 million and a convertible note, the principal amount of which is $6 million.

The unaudited pro forma condensed consolidated statements of operations reflect the Company's results of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000, as if the acquisition had occurred on January 1, 2000 after giving effect to purchase accounting adjustments. The unaudited pro forma condensed consolidated balance sheet reflects the Company's financial position as of September 30, 2001, as if the acquisition had occurred on September 30, 2001 after giving effect to purchase accounting adjustments.

The unaudited pro forma condensed consolidated financial statements have been prepared for comparative purposes only, do not purport to be indicative of what the Company's operating results or financial position would have been had the acquisitions actually taken place on January 1, 2000, or September 30, 2001, respectively, and may not be indicative of future operating results or financial position.

These statements have been prepared from the consolidated financial statements and notes thereto of the Company as contained in the Form 10-Q for the nine months ended September 30, 2001 and the Form 10-K for the year ended December 31, 2000 and the financial statements and the notes thereto of CPR included in this report on Form 8-K/A and should be read in conjunction therewith.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

1.       Pro Forma Adjustments (in thousands, unless otherwise noted)

The following adjustments were applied to the Company's historical statements of operations and those of CPR to arrive at the pro forma consolidated financial information.

Statement of Operations for the nine months ended September 30, 2001:

-    To record the interest expense on the note payable totaling $171.

- To record the tax effect of the pro forma adjustments and the application of corporate income taxes to CPR's net income which would have been recorded if CPR had been a C corporation during the entire period presented, at an assumed statutory combined federal and state rate of 40%.

Statement of Operations for the year ended December 31, 2000:

-    To record the interest expense on the note payable totaling $228.

- To record the tax effect of the pro forma adjustments and the application of corporate income taxes to CPR's net income which would have been recorded if CPR had been a C corporation during the entire period presented, at an assumed statutory combined federal and state rate of 40%.

2.       Net (loss) income per Share

Net loss per basic share for the year ended December 31, 2000 and net income per basic share for the nine months ended September 30, 2001 is computed using the weighted average number of common shares for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. Net loss per diluted share for the year ended December 31, 2000 is computed excluding the weighted average number of common equivalent shares outstanding because such common equivalents are anti-dilutive. Net income per diluted share for the nine months ended September 30, 2001 is computed assuming conversion of common equivalents (including the convertible note issued in connection with the acquisition). Assuming conversion of the note, interest expense of $103, net of taxes, has been added back to net income in calculating net income per diluted share. Differences between historical weighted average shares outstanding used to compute per share amounts result from the inclusion of shares issued in conjunction with the acquisitions as if such shares were outstanding from January 1, 2000.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

1.       Pro Forma Adjustments (in thousands, unless otherwise noted)

The following adjustments were applied to the Company's historical balance sheet and that of CPR to arrive at the pro forma condensed consolidated financial information.

- To record $8 million cash included in the total consideration related to the acquisition.

- To record the $6.7 million in cash drawn on the Company's existing credit revolver to consummate the transaction.

- To record the issuance of 314,243 shares of common stock with a fair value of approximately $4.1 million.

-    To record the issuance of a convertible note with a value of $6 million.

- To record the indefinite-lived intangible asset with a value of approximately $16.2 million related to a customer contract acquired as a result of the acquisition.

- To record goodwill of $2.1 million related to the acquisition. - To eliminate the equity accounts of CPR.

2. A purchase accounting adjustment was made to the pro forma balance sheet to adjust CPR's deferred revenue to the estimated cost of completing the services to which the deferred revenue related.